UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JUNIPER II CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14A(i)(1) and 0-11.

On April 24, 2023, Juniper II Corp., a Delaware corporation (the “Company”), and Juniper II Management, LLC (the “Sponsor”), entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with 7 unaffiliated third parties (each, a “Holder,” and collectively, the “Holders”) in exchange for the Holder or Holders agreeing either not to request redemption in connection with the Extension Proposal (as defined below) or to reverse any previously submitted redemption demand with respect to an aggregate of 2,240,900 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), sold in its initial public offering at the special meeting in lieu of Annual Meeting of stockholders (the “Special Meeting”), scheduled to be held on May 2, 2023 (or any postponement or adjournment thereof). Additionally, one of the third parties has agreed to use commercially reasonable efforts either not to request redemption in connection with the Extension Proposal or to reverse any previously submitted redemption demand with respect to an additional 359,100 shares of Class A Common Stock on or prior to 5 p.m. Eastern Time on April 27, 2023. In consideration of the foregoing agreements, immediately prior to, and substantially concurrently with, the closing of an initial business combination, the Sponsor (or its designees) will surrender and forfeit to the Company for no consideration an aggregate of 672,270 shares of the Company’s Class B common stock, par value $0.0001 per share, held by the Sponsor (the “Forfeited Shares”), and in consideration of the Holders’ agreements, the Company shall issue to the Holders a number of Class A Common Stock equal to the Forfeited Shares.

At the Special Meeting, the Company’s stockholders will vote on, among other things, a proposal (the “Extension Proposal”) to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must consummate an initial business combination from May 8, 2023 (the “Current Outside Date”) to November 8, 2023 (such date, the “First Extended Date”), and to allow the Company, without another stockholder vote, by resolution of the Company’s board of directors, to elect to further extend the First Extended Date in one-month increments up to three additional times, or a total of up to nine months after the Current Outside Date, until February 8, 2024.

The Company expects to enter into additional Non-Redemption Agreements with unaffiliated third parties prior to the Special Meeting, and will announce such agreements on one or more Current Reports on Form 8-K.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement.

The Company has been informed that a fund affiliated with one of the Company’s directors does not intend to redeem an aggregate of 500,000 shares of Class A Common Stock in connection with the Extension Proposal. There is no Non-Redemption Agreement or any other agreement among such fund and the Company with respect to non-redemptions.

Cautionary Note Regarding Forward-Looking Statements

This communication includes statements that are forward-looking and as such are not historical facts. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are qualified in their entirety by this “Cautionary Note Regarding Forward-Looking Statements” section.

Participants in the Solicitation

The Company, the Sponsor and the Company’s directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Special Meeting. Important information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on April 11, 2023, for the Special Meeting (the “Proxy Statement”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information

The Company has filed the Proxy Statement with the SEC for the Special Meeting to consider and vote upon the Extension Proposal and other matters and, beginning on or about April 11, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the April 10, 2023 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, the Extension Proposal and related matters and other proposals. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing your request to Morrow Sodali LLC by telephone by dialing (800) 662-5200 or (203) 658-9400 or by sending an email to JUN.info@investor.morrowsodali.com.